UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2016

Baker Hughes Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway Houston, Texas 77019
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 439-8600

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 6, 2016, the Compensation Committee of the Board of Directors of Baker Hughes Incorporated (the “Company”) approved a one-time lump sum cash payment in the amount of $2,000,000 to Alan R. Crain, Senior Vice President, Chief Legal and Governance Officer. The bonus was approved in recognition of Mr. Crain’s leadership and contribution to the Company while the Company’s merger with Halliburton Company was pending. The Agreement and Plan of Merger between the Company and Halliburton Company was terminated on April 30, 2016.

Item 8.01. Other Events

Early Results of Tender Offer

On June 9, 2016, the Company issued a press release announcing the early results of the tender offers for certain outstanding notes (the "Notes") of the Company and its subsidiary Western Atlas Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Pricing Terms of Tender Offer

On June 9, 2016, the Company issued a press release announcing pricing terms of the tender offers for the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated June 9, 2016

99.2	Press Release dated June 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Date:	June 9, 2016	By:	/s/ Lee Whitley
			Name:	Lee Whitley
			Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 9, 2016

99.2	Press Release dated June 9, 2016